Exhibit (5)


                                THE CUTLER TRUST
                          INVESTMENT ADVISORY AGREEMENT


         AGREEMENT made the 31st day of December, 1992, and restated May 1, 1996, between The Cutler Trust (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, and Cutler & Company, LLC (the "Adviser"), a corporation organized under the laws of the State of California with its principal place of business at 503 Airport Road, Medford, Oregon 97504.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and is authorized to issue its shares in separate series and classes; and

         WHEREAS, the Trust desires that the Adviser perform investment advisory services for each separate investment portfolio of the Trust listed in Schedule A hereto as it may be amended from time to time (each a "Fund" and, collectively, the "Funds"), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, the Trust and the Adviser agree as follows:

         SECTION 1.  APPOINTMENT

         The Trust hereby appoints the Adviser, and the Adviser hereby agrees, to act as investment adviser to each Fund for the period and on the terms set forth in this Agreement. In connection therewith, (i) the Trust has delivered to the Adviser copies of its Trust Instrument and Bylaws, the Trust's Registration Statement and all amendments thereto filed pursuant to the Act or the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Registration Statement") and the current Prospectus and Statement of Additional Information of the Funds (collectively, as currently in effect and as amended or supplemented, the "Prospectus") and shall promptly furnish the Adviser with all amendments of or supplements to the foregoing and (ii) the Adviser has delivered to the Trust's secretary copies of its entire Form ADV and all amendments thereto as amended to date and will from time to time furnish the Trust's secretary with all amendments of or supplements to the Adviser's Form ADV.

         SECTION 2.  INVESTMENT ADVISORY DUTIES

         Subject to the direction and control of the Trust's Board of Trustees (the "Board"), the Adviser shall manage the investment and reinvestment of the assets of the Funds, and, without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be authorized by the Board.
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         (a) The Adviser  shall make  decisions  with respect to all  purchases, sales and other transactions of securities and other investment assets of the Funds, including the selection of brokers, dealers and other persons to introduce or execute those transactions. To carry out such decisions, the Adviser is authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Funds. In all purchases, sales and other transactions in securities or other investment assets for the Funds, the Adviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions, subject to paragraph (b) below.

         (b) In making decisions with respect to all purchases, sales and other transactions of securities and other investment assets of the Funds the Adviser shall follow and comply with the investment objectives of the Funds, the policies set forth from time to time by the Board (to the extent communicated to the Adviser in writing or at a Board meeting attended by a representative of the Adviser), the limitations imposed by the Trust's Trust Instrument and Bylaws, the Trust's Registration Statement and the Funds' Prospectuses (in each case, to the extent copies thereof are furnished to the Adviser as provided for in
Section 1(i) above), the limitations set forth in the Act, and the requirements of subchapter M of the Internal Revenue Code of 1986, as amended, in respect of investment companies.

         (c) The Adviser shall monitor the performance of brokers, dealers and other persons who introduce or execute purchases, sales and other transactions of securities and other investment assets of the Funds.

         (d) The Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act, including those required by paragraphs (b)(5), (6) and (9) of Rule 31a-1 promulgated under the Act. The Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue Service. The books and records pertaining to the Trust that are in possession of the Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Adviser to the Trust or the Trust's authorized representatives.

         (e) The Adviser shall determine in its sole discretion the propriety of
(i) honoring requests for orders to purchase Fund shares "in kind" for consideration consisting of securities determined to be suitable to purchase,
(ii) honoring requests by shareholders for proceeds upon redemption of Fund shares to be paid "in kind" by delivery of portfolio securities, and (iii) paying redemption proceeds "in kind" even though not requested by a Fund shareholder.

         (f) The Adviser shall provide to the Board at each regularly scheduled meeting thereof (or such other meetings as may be requested by the Trust) a report containing an appropriate summary of all changes in the Funds' investment portfolios since the prior report, will inform the Board of important developments affecting the Funds, and on its own initiative will furnish the Board from time to time with such information as it believes appropriate for this purpose, whether concerning the individual issuers whose securities are included in the Funds' investment portfolios, the industries in which these issuers engage, or the economic, social or political conditions prevailing in each country in which the Funds' maintain investments. The Adviser also shall provide the Board with such statistical and analytical information with respect to securities in the Funds' investment portfolios as the Adviser believes appropriate or as the Board reasonably may request. The Adviser shall provide other persons, in such forms and at such times as the Trust's authorized representatives shall reasonably request, information about portfolio transactions and prices or yield quotations of portfolio securities.

         (g) The Adviser shall from time to time employ or associate with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement, the cost of performance of such duties to be borne and paid by the Adviser. No obligation may be incurred on behalf of the Trust in any such respect.

         SECTION 3.  EXPENSES

         (a) The Adviser shall be responsible for the portion of the net expenses of each Fund (except interest, taxes, brokerage fees, distribution fees and organization and extraordinary expenses, all to the extent such exclusions are permitted by applicable state law) during any fiscal year (or portion thereof) in which this Agreement is in effect which, as to a Fund, in any such year exceeds the limits applicable to the Fund under the laws of any state in which the Fund's shares are qualified for sale (reduced pro rata for any portion less than a year). The Adviser is not, however, required to bear expenses of the Trust or any Fund to an extent that would result in a Fund not qualifying under provisions of the Internal Revenue Code of 1986, as amended, as a regulated investment company.

         (b) Subject to the above and to any other agreement by the Adviser or other person to reimburse any expenses of the Trust that relate to the Funds, the Trust shall be responsible for and assumes the obligation for payment of all of its other expenses, including: (i) the fee payable under Section 5 hereof;
(ii) the fees payable to Forum Financial Services, Inc. ("Forum") under an agreement between Forum and the Trust; (iii) expenses of issue, repurchase and redemption of Shares; (iv) interest charges, taxes and brokerage fees and commissions; (v) premiums of insurance for the Trust, its trustees and officers and fidelity bond premiums; (vi) fees, interest charges and expenses of third parties, including the Trust's custodian, transfer agent, dividend disbursing agent and fund accountant; (vii) fees of pricing, interest, dividend, credit and other reporting services; (viii) costs of membership in trade associations; (ix) telecommunications expenses; (x) funds transmission expenses; (xi) auditing, legal and compliance expenses; (xii) costs of maintaining the Trust's existence; (xiii) costs of preparing and printing the Fund's Prospectuses, subscription application forms and shareholder reports and delivering them to existing shareholders; (xiv) expenses of meetings of shareholders and proxy solicitations therefor; (xv) costs of maintaining books of original entry for portfolio and fund accounting and other required books and accounts, of calculating the net asset value of shares of the Trust and of preparing tax returns; (xvi) costs of reproduction, stationery and supplies; (xvii) fees and expenses of the Trust's trustees; (xviii) compensation of the Trust's officers and employees who are not officers of the Adviser or Forum or their respective affiliated persons; (xix) costs of other personnel who may be employees of the Adviser, Forum or their respective affiliated persons performing services for the Trust; (xx) costs of Trustee meetings; (xxi) Securities and Exchange Commission registration fees and related expenses; and
(xxii) state or foreign securities laws registration fees and related expenses.

         SECTION 4.  STANDARD OF CARE

         (a) The Adviser shall give the Trust the benefit of its best judgment and efforts in rendering its services to the Trust and shall not be liable for error of judgment or mistake of law, for any loss arising out of any investment, or in any event whatsoever, provided that nothing herein shall be deemed to protect, or purport to protect, the Adviser against any liability to the Trust or to the security holders of the Trust to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.

         (b) The Adviser shall not be held responsible for any loss incurred by reason of any act or omission of any dealer, broker or custodian; provided that such loss is not the result of the Adviser's willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or the result of the Adviser's reckless disregard of its obligations and duties hereunder.

         (c) This Section shall survive the termination of this Agreement and shall be binding upon the Trust's and the Adviser's successors and personal representatives.

         SECTION 5.  COMPENSATION

         (a) For the services provided by the Adviser pursuant to this Agreement, the Trust shall pay the Adviser, with respect to each of the Funds, a fee at an annual rate equal to the amount set forth in Schedule A hereto. Such fees shall be accrued by the Trust daily and shall be payable monthly in arrears on the first day of each calendar month for services performed under this Agreement during the prior calendar month. Upon the termination of this Agreement, the Trust shall pay to the Adviser such compensation as shall be payable prior to the effective date of such termination.

         (b) Notwithstanding anything in this Agreement to the contrary, the Adviser and its affiliated persons, if any, may receive compensation or reimbursement from the Trust with respect to (i) the provision of shareholder support or other services or (ii) service as a Trustee or officer of the Trust.

         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) This Agreement shall become effective with respect to a Fund on the latter of the date on which the Trust's Registration Statement relating to the shares of the Fund becomes effective and date of its approval by a vote of a majority of the outstanding voting securities of the Fund. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between the Trust and the Adviser covering the subject matter hereof.

         (b) This Agreement shall continue in effect with respect to a Fund for twelve months and, thereafter, shall continue in effect for successive twelve-month periods, provided that such continuance is specifically approved at least annually (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund and (ii) by a vote of a majority of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval. If the continuation of this Agreement is not approved as to a Fund, the Adviser may continue to render to the Fund the services described herein in the manner and to the extent permitted by the Act.

         (c) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to the Adviser or (ii) by the Adviser on 60 days' written notice to the Trust. This Agreement shall automatically terminate in the event of its assignment.

         SECTION 7.  ACTIVITIES OF THE ADVISER

         (a) Except to the extent necessary to perform its obligations under this Agreement, nothing herein shall be deemed to limit or restrict the Adviser's right, or the right of any of its officers, directors or employees (whether or not they are a trustee, officer, employee or other affiliated person of the Trust) to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         (b) The Adviser represents that it is currently registered, and during the entire period this Agreement is in effect will be registered, as an investment adviser under the Investment Advisers Act of 1940.

         SECTION 8.  LIMITATION OF SHAREHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the shareholders of each Fund shall not be liable for any obligations of the Trust or of the Funds under this Agreement, and the Adviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Fund to which the Adviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the shareholders of the Funds.

         SECTION 9.  "CUTLER" NAME

         If the Adviser ceases to act as investment adviser to the Trust or any Fund whose name includes the word "Cutler," or if the Adviser requests in writing, the Trust shall take prompt action to change the name of the Trust or any such Fund to a name that does not include the word "Cutler." The Adviser may from time to time make available without charge to the Trust for the Trust's use any marks or symbols owned by the Adviser, including marks or symbols containing the word "Cutler" or any variation thereof, as the Adviser deems appropriate. Upon the Adviser's request in writing, the Trust shall cease to use any such mark or symbol at any time. The Trust acknowledges that any rights in or to the word "Cutler" and any such marks or symbols which may exist on the date of this Agreement or arise hereafter are, and under any and all circumstances shall continue to be, the sole property of the Adviser. The Adviser may permit other parties, including other investment companies, to use the word "Cutler" in their names without the consent of the Trust. The Trust shall not use the word "Cutler" in conducting any business other than that of an investment company registered under the Act without the permission of the Adviser.

         SECTION 10.  [RESERVED]

         SECTION 11.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of any Fund thereby affected.

         (b) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (c) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (d) Notices, requests, instructions and communications received by the parties at their respective principal places of business, or at such other address as a party may have designated in writing, shall be deemed to have been properly given.

         (e) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of New York.

         (f)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

         IN WITNESS WHEREOF, the parties hereto have caused this restated Agreement to be duly executed as of May 1, 1996.

                                           THE CUTLER TRUST


                                           By:  /s/ John Y. Keffer
                                             -----------------------------
                                                    John Y. Keffer
                                                       President

                                           CUTLER & COMPANY, LLC


                                           By:  /s/ Brooke R. Ashland
                                             -----------------------------
                                                    Brooke R. Ashland
                                                       Chief Executive Officer
                                                        and Manager

                                THE CUTLER TRUST
                          INVESTMENT ADVISORY AGREEMENT
                                   SCHEDULE A

                                  ADVISORY FEES


                                                           Fee as a % of
                                                     the Annual Average Daily
                         Fund                         Net Assets of the Fund
                         ----                         ----------------------
Cutler Equity Income Fund                                      0.75%
Cutler Approved List Equity Fund                               0.75%
Cutler Government Securities Fund                              0.25%